As filed with the Securities and Exchange Commission on October 4, 2002

Registration No. 33-49014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELL COMPUTER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	74-2487834
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Dell Way, Round Rock, Texas	78682
(Address of Principal Executive Offices)	(Zip Code)

DELL COMPUTER CORPORATION INCENTIVE PLAN
(Full title of the plan)

Thomas B. Green	Copies to:
Senior Vice President, Law and Administration	Thomas H. Welch, Jr.
Dell Computer Corporation	Vice President — Legal
One Dell Way	Dell Computer Corporation
Round Rock, Texas 78682	One Dell Way
(Name and address of agent for service)	Round Rock, Texas 78682

(512) 338-4400
(Telephone number, including area code, of agent for service)

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 33-49014 (the “Registration Statement”), is being filed to deregister certain shares of common stock, $.01 par value per share (the “Common Stock”), of Dell Computer Corporation (the “Company”) that were registered for issuance pursuant to awards granted under the Dell Computer Corporation Incentive Plan (the “1994 Plan”). The Registration Statement registered 100,000,000 shares of Common Stock issuable under the 1994 Plan. Awards relating to an aggregate of 61,530,764 shares of Common Stock registered under the Registration Statement have been issued to participants. The Company has ceased issuing awards under the 1994 Plan and no additional awards will be issued thereunder. The Registration Statement is hereby amended to deregister the remaining 38,469,236 unissued shares of Common Stock.

SIGNATURES

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on September 30, 2002.

DELL COMPUTER CORPORATION

By:	/s/ Michael S. Dell

Michael S. Dell, Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL S. DELL Michael S. Dell	Chairman of the Board and Chief Executive Officer (principal executive officer)	September 30, 2002

/s/ DONALD J. CARTY Donald J. Carty	Director	September 30, 2002

/s/ WILLIAM H. GRAY III William H. Gray III	Director	September 30, 2002

/s/ MICHAEL H. JORDAN Michael H. Jordan	Director	September 30, 2002

/s/ JUDY C. LEWENT Judy C. Lewent	Director	September 30, 2002

/s/ THOMAS W. LUCE III Thomas W. Luce III	Director	September 30, 2002

/s/ KLAUS S. LUFT Klaus S. Luft	Director	September 30, 2002

Name	Title	Date

/s/ ALEX J. MANDL Alex J. Mandl	Director	September 30, 2002

/s/ MICHAEL A. MILES Michael A. Miles	Director	September 30, 2002

/s/ SAMUEL A. NUNN, JR. Samuel A. Nunn, Jr.	Director	September 30, 2002

/s/ MORTON L. TOPFER Morton L. Topfer	Director	September 30, 2002

/s/ JAMES M. SCHNEIDER James M. Schneider	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	September 30, 2002